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                                                                  EXHIBIT (h)(8)



                                    AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
                                  Armada Funds
                                       And
                       State Street Bank and Trust Company


This Amendment is made as of this 1st day of March, 2001 between Armada Funds (the "Fund") and State Street Bank and Trust Company (the "Bank"). In accordance with ARTICLE 12 (AMENDMENT) of the Transfer Agency and Service Agreement between the Fund and the Bank dated March 1, 1997 (the "Agreement"), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. The second WHEREAS clause in the Agreement is replaced with the following language: WHEREAS, the Fund currently offers shares in the series named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Article 10, being herein referred to as a "Portfolio", and collectively as the "Portfolios"); and

2. All defined terms and definitions in the Agreement shall be the same in this amendment (the "Amendment") except as specifically revised by this Amendment; and

3. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.



ARMADA FUNDS                            STATE STREET BANK AND TRUST COMPANY


By:      /S/ Herbert R. Martens         By:      /S/ Ronald E. Logue
         --------------------------              ------------------------

Title:   President                      Title:   Vice Chairman
         --------------------------              ------------------------

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                                   SCHEDULE A

                             Dated : March 1, 2001
                                     ---------------
Money Market Fund
Government Money Market Fund
Treasury Money Market Fund
Tax Exempt Money Market Fund
Equity Growth
Fund Intermediate Bond Fund
Ohio Tax Exempt Bond Fund
National Tax Exempt Bond Fund
Large Cap Value Fund
Small Cap Value Fund
Limited Maturity Bond Fund
Total Return Advantage Fund
Pennsylvania Tax Exempt Money Market Fund
Bond Fun
GNMA Fund
Pennsylvania Municipal Bond Fund
International Equity Fund
Core Equity Fund
Small Cap Growth Fund
Equity Index Fund
Tax Managed Equity Fund
Balanced Allocation Fund
Ohio Municipal Money Market Fund
Large Cap Ultra Fund
Mid Cap Growth Fund
U.S. Government Income Fund
Michigan Municipal Bond Fund
Treasury Plus Money Market Fund
Strategic Income Bond Fund
Aggressive Allocation Fund
Conservative Allocation Fund